Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
May 5, 2009		+1 858.503.3233
msund@maxwell.com

MAXWELL TECHNOLOGIES REPORTS 1ST QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 43%, Total Revenue Up 31% vs. Q1 2008

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $22.5 million for its first quarter ended March 31, 2009, up 31 percent over the $17.1 million recorded in the same period in 2008. Operating loss for the first quarter 2009 was $1.8 million, compared with $3.4 million in the same period last year. Net loss for Q109 was $3.0 million, or $0.13 per share, including a non-cash charge of $0.6 million, or $0.03 per share, reflecting a quarterly “mark-to-market” valuation of conversion features and warrants associated with convertible debentures issued in 2005. That compares with a net loss of $5.6 million, or $0.28 per share, including a non-cash charge of $1.0 million, or $0.05 per share, for the conversion feature valuation in Q108.

First quarter BOOSTCAP® ultracapacitor revenue increased by 43 percent to $7.7 million, compared with $5.4 million for the same period last year. High voltage capacitor and microelectronics products also generated strong sales growth, combining for Q109 revenue of $14.7 million, up 25 percent from the $11.8 million recorded in Q108. “As demonstrated by increasing sales across all of our product lines, the key markets we sell into, including utility infrastructure, renewable energy, public transportation and space programs have remained stable,” said David Schramm, Maxwell’s president and chief executive officer. “Looking specifically at ultracapacitors, public and private investments in wind energy and cleaner, more efficient, hybrid and electric transit vehicles continue to be key drivers of year-over-year sales growth.”

“Economic conditions and tight credit are affecting some of our customers’ plans and projects, but we now have a much broader customer base than we had even one year ago, so we believe we are gaining market share in key target markets,” Schramm added. “Given the unsettled external environment, we are guiding with caution, but second quarter sales are on pace to come in well above Q208, and we are optimistic that we will benefit both directly and indirectly from government stimulus programs. We are also making steady progress with the cost reduction initiatives discussed over the past few quarters, so operating results should continue to improve throughout the year.”

Significant recent developments include:

•	Appointment of Kevin S. Royal, a seasoned public company financial and operational executive, as senior vice president, chief financial officer, treasurer and secretary.

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Purchase orders with a total value of $13.5 million from three of China’s leading bus producers for BOOSTCAP ultracapacitor modules to support braking energy recuperation and torque assist functions in diesel-electric hybrid transit buses scheduled for delivery over the balance of 2009.

Q109 gross margin was 31 percent, compared with 29 percent in Q108. Operating expenses totaled approximately $8.8 million, or 39 percent of revenue in Q109, compared with $8.5 million, or 49 percent of revenue in Q108, and $11.0 million, or 48 percent of revenue in Q408. Cash and restricted cash totaled $15.4 million as of March 31, 2009, compared with $20.6 million as of December 31, 2008. During Q109, the company raised approximately $2.4 million, net of fees, through the sale of 473,206 shares

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MAXWELL TECHNOLOGIES REPORTS 1st QUARTER FINANCIAL RESULTS

of common stock at a weighted average price of $5.47, under its Equity Distribution Program. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

As detailed in the first quarter Form 10-Q, the company has modified the financial statement classification for payments made to an independent sales agent in China with respect to sales of high voltage capacitor products produced by Maxwell’s Swiss subsidiary. In previous periods, these payments had been recorded as commissions, but an internal review indicates that a portion of those payments may actually have been rebated by that agent directly or indirectly to certain end customers. The company believes that the amount of the payments was immaterial in all periods involved. However, because the company’s international operations make it subject to the U.S. Foreign Corrupt Practices Act (FCPA), management is conducting further review to determine how these payments should be treated for FCPA purposes.

Management will conduct a conference call and simultaneous webcast to discuss first quarter financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 895-0231 from the U.S. and Canada, or (785) 424-1054 for international callers. The live webcast may be accessed via the following link: http://www.maxwell.com/investors/investor-calendar.asp. Subsequent replay may be accessed at the company’s Presentation Archive via the following link: http://www.maxwell.com/investors/presentations.asp

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	disruption of global financial markets and reduced credit availability;

•	general economic conditions in the markets served by our products;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	cost-effective manufacturing and the success of outsourced product assembly;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

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MAXWELL TECHNOLOGIES REPORTS 1st QUARTER FINANCIAL RESULTS

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these filings may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of May 5, 2009. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$7,359	$12,576
Restricted cash	8,000	8,000
Trade and other accounts receivable, net	17,845	14,107
Inventories, net	19,362	18,502
Prepaid expenses and other current assets	1,780	1,645

Total current assets	54,346	54,830
Property and equipment, net	16,920	17,355
Intangible assets, net	3,296	3,755
Goodwill	20,828	22,408
Prepaid pension asset	2,420	2,592
Other non-current assets	1,324	1,373

Total assets	$99,134	$102,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,529	$12,592
Accrued warranty	855	905
Accrued employee compensation	4,059	4,353
Short-term borrowings and current portion of long-term debt	15,989	18,888
Deferred tax liability	456	456

Total current liabilities	35,888	37,194
Long-term debt, excluding current portion	444	582
Stock warrants	678	318
Other long-term liabilities	891	972

Total liabilities	37,901	39,066

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 23,083 and 22,521 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	2,309	2,253
Additional paid-in capital	195,620	192,228
Accumulated deficit	(137,867)	(134,902)
Accumulated other comprehensive income	1,171	3,668

Total stockholders’ equity	61,233	63,247

Total liabilities and stockholders’ equity	$99,134	$102,313

MAXWELL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Sales	$22,459	$16,589
License fee and service revenue	—	557

Total revenues	22,459	17,146
Cost of sales	15,406	12,106

Gross profit	7,053	5,040
Operating expenses:
Selling, general and administrative	5,046	5,184
Research and development	3,694	3,207
Amortization of intangibles	94	83

Total operating expenses	8,834	8,474

Loss from operations	(1,781)	(3,434)
Interest expense, net	(75)	(156)
Amortization of debt discount and prepaid debt costs	(379)	(728)
Loss on embedded derivatives and warrants	(607)	(993)

Loss from continuing operations before income taxes	(2,842)	(5,311)
Income tax provision	123	246

Net loss	$(2,965)	$(5,557)

Net loss per share – basic and diluted	$(0.13)	$(0.28)

Weighted average shares used in computing basic and diluted net loss per share	22,345	20,164